UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported)
May 22, 2008

INFORMATICA CORPORATION
(Exact name of Registrant as specified in its charter)

State of Delaware	0-25871	77-0333710
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
100 Cardinal Way
Redwood City, California 94063
(Address of principal executive offices)
(650) 385-5000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On May 22, 2008, at the annual meeting of stockholders, the stockholders of Informatica Corporation approved a new Employee Stock Purchase Plan (the “ESPP”). The ESPP provides eligible employees of the Company and its participating subsidiaries with the opportunity to purchase shares of Informatica’s common stock, at a purchase price equal to 85% of the lower of (1) the stock’s market value on the first day of the enrollment period, or (2) the stock’s market value on the purchase date at the end of the enrollment period. The enrollment periods of the ESPP initially will be set at six months. Employees contribute to the ESPP through payroll deductions. Participating employees generally may contribute up to 10% of their eligible compensation through payroll deductions. On any purchase date, no participant may purchase more than 5,000 shares. In any single year, no employee may purchase more than $25,000 of common stock (based on market value on the applicable enrollment date(s)). 8,850,000 shares of Informatica’s common stock have been reserved for issuance pursuant to the ESPP. The Plan becomes immediately effective.
The description of the material terms of the ESPP is qualified in its entirety by reference to the ESPP, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference. A more detailed summary of the plan can be found in Informatica’s Proxy Statement for the 2008 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission on April 10, 2008.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description

10.1	Employee Stock Purchase Plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INFORMATICA CORPORATION
Date: May 29, 2008	By:	/s/ Earl E. Fry
Earl E. Fry
Chief Financial Officer, Executive Vice President and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employee Stock Purchase Plan